EXHIBIT 99.4

AMENDED AND RESTATED SPECIAL ADVISOR AGREEMENT

THIS AMENDED AND RESTATED SPECIAL ADVISOR AGREEMENT (this “Agreement”) is made and entered as of April 3, 2022 (the “Effective Date”), by and between Coronado Topco, Inc., a Delaware corporation (the “Company”), and Christopher Smith, an individual (“Smith”).

BACKGROUND

A.
On December 22, 2021, the Company entered into a Business Combination Agreement (the “BCA”) by and among the Company, Ortho Clinical Diagnostics Holdings plc (“Ortho”), Quidel Corporation (“Quidel”) and certain other parties, which provides for the acquisition of Quidel and Ortho by the Company (the “Transaction”).
B.
Smith currently serves as the Chairman and Chief Executive Officer of Ortho.
C.
The Company desires that Smith cease to serve as Chief Executive Officer and commence service as Special Advisor (as defined below) effective upon the consummation of the transactions contemplated by the BCA (the “Closing Date”).
D.
Smith has previously entered into an amended and restated Employment Agreement with Ortho or one of its subsidiaries or predecessors, dated as of January 18, 2021 (the “Employment Agreement”).
E.
Smith has specialized knowledge regarding Ortho, its business, and its industry and has played a lead role and made significant contributions to the development and execution of Ortho‘s successful business strategies during his tenure as its Chairman and Chief Executive Officer, and the Company desires to retain the services of Smith to provide support to the executive management team of the Company, including its Chairman and Chief Executive Officer, after the Closing Date (the “Special Advisor Services”).
F.
The Company and Smith previously entered into that certain Special Advisor Agreement, dated February 15, 2022 (the “Original Agreement”), to confirm their understandings as to the terms and conditions of Smith’s service to Ortho, Quidel and the Company after the Closing Date and each party’s commitments and obligations through the Term (as defined below).
G.
The Company and Smith are entering into this amended and restated Agreement to modify certain terms and conditions of the Original Agreement related to the Special Advisor Services.

AGREEMENT

1.
Service as Special Advisor. Effective upon the Closing Date, Smith shall terminate from all services as an employee and resign from his current role as Chief Executive Officer of Ortho and all officer positions with the Company, Ortho and their affiliates. As of the Closing Date, Smith shall become a member of the board of directors of the Company (the “Board”). In addition, from and after the Closing Date, and during the Term, Smith shall serve as a non-employee special advisor of the Company (in such capacity, the “Special Advisor”), pursuant to which he will provide the Special Advisor Services as may be reasonably requested by the Chairman of the Company from time to time, including answering questions and/or assisting with projects. Unless earlier terminated pursuant to this Agreement, Smith will remain in the position of Special Advisor until the end of the Term. Smith agrees to dutifully provide the Special Advisor Services to the best of his ability and at such locations and times as mutually agreed by Smith and the Company. In the role of Special Advisor, Smith shall be an independent contractor of the Company and shall not be considered an employee of the Company, Quidel, Ortho or any of their affiliates and Smith shall be permitted to engage in outside employment or service engagements in Smith’s sole and absolute discretion provided they do not violate Smith’s obligations under Section 9 below. For the avoidance of doubt, Smith’s service on the board of directors of or in a similar capacity with Osler Diagnostics shall not be deemed to violate Smith’s obligations under the non-competition provisions of Section 9 below. It is anticipated that Smith’s time commitment providing the Special Advisor Services hereunder will not exceed 19.99% of his average level of services to Ortho and its affiliates over the three year period prior to the Closing Date, such that Smith will incur a Separation from Service (as defined in the Employment Agreement) on the Closing Date.
2.
Term. Smith shall provide the Special Advisor Services from the Closing Date until the first anniversary of the Closing Date, unless extended by mutual agreement of the parties or earlier terminated in accordance with the provisions hereof (the “Term”). In the event the BCA is terminated prior to the Closing Date, this Agreement shall be null and void ab initio.
3.
Remuneration. Subject to the terms and conditions herein, in consideration of Smith’s performance of the Special Advisor Services, during the Term the Company shall pay Smith an “Advisor Fee” at a rate of $52,083 per month, paid monthly in arrears. The Advisor Fee shall be in addition to any compensation which Smith may be entitled to receive as a non-employee member of the Board, pursuant to the regular non-employee director compensation programs of the Company as in effect from time to time.
4.
Benefits. Through the earlier of the termination of this Agreement and December 31, 2022 (the “Active Coverage Period”), Smith and his spouse and covered dependents shall be eligible to participate in the group health plans of Ortho providing medical and prescription drug coverage, consistent with the terms thereof and as such plans, programs and arrangements may be amended from time to time (the “Company Health Plan”), but solely if and to the extent Smith is eligible to do so as a non-employee under the terms of the Company Health Plan as of the Closing, and if Smith is not so eligible for coverage, then the Company shall have no further obligations and the Active Coverage Period shall terminate. The Company shall pay the cost of such coverage under a Company Health Plan during the Active Coverage Period on the same basis as and to the extent of the cost for active full-time employee participants in such plan, provided, however, that Smith acknowledges that Smith may incur taxable compensation income on the Company-paid portion of any premiums under the Company Health Plan (and shall pay any portions in excess of the cost for active full-time employee participants) and that Smith may not be permitted to pay the employee-paid portion of such premiums with pre-tax dollars. Effective as of the end of the Active Coverage Period, Smith and his spouse and covered dependents shall be eligible for 18 months of COBRA continuation coverage (or COBRA equivalent) under the healthcare plans of the Company or one of its affiliates (the “Continued Coverage Period”). During the period from the end of the Active Coverage Period until the date that is 12 months following the Closing Date, the Company shall pay the cost of such COBRA coverage on the same basis as group health plan coverage is provided to active full-time employee participants, provided, however, that Smith acknowledges that Smith may incur taxable compensation income on the Company-paid portion of any COBRA premiums and that Smith may not be permitted to pay the employee-paid portion of such premiums with pre-tax dollars. For the remainder of the Continued Coverage Period, the cost of any group health plan coverage shall be borne solely by Smith. Smith acknowledges and agrees that the benefits described in this paragraph are in full satisfaction of any obligation of Ortho or the Company to provide post-employment group health plan coverage and/or premium support pursuant to Section 4(b)(ii) of the Employment Agreement. Notwithstanding the foregoing, the Company shall have no further obligations under this Section 4 from and after the date that Smith becomes eligible to receive healthcare coverage from a subsequent employer. In addition, in no event shall Smith be eligible to participate in any other benefit, severance plan or program of Ortho or the Company or any affiliate thereof during the Term or thereafter, except as otherwise specifically provided in this Agreement.
5.
Equity Awards. The Company acknowledges and agrees that notwithstanding any provision of any applicable equity incentive plan or stock option agreement, upon the Closing Date, Smith shall vest 100% in all unvested stock option awards (time and performance based vesting options) previously granted to Smith by Ortho and assumed by the Company in the Transaction (the “Options”). Notwithstanding any provisions of any applicable equity incentive plan or stock option agreement to the contrary, the Options shall be exercisable for a period of three years following the Closing Date and shall terminate and expire at the end of such period. The Options shall not be subject to earlier termination or expiration on account of Smith’s termination of service with the Company or any its affiliates, but shall otherwise remain subject to the adjustment and termination provisions of the applicable equity incentive plan.
6.
Expenses. The Company shall reimburse Smith for all reasonable out-of-pocket and travel and travel-related expenses incurred by Smith in connection with his performance of the Special Advisor Services under this Agreement to the extent such expenses are documented and submitted for approval in accordance with the Company’s expense reimbursement policies as in effect from time to time for executives of the Company.
7.
Independent Contractor. Smith acknowledges that during the Term he will be an independent contractor and not an employee the Company, Quidel, Ortho or any of their affiliates. Smith shall be responsible for all taxes attributable to the Advisor Fee and any other remuneration Smith receives for services as a member of the Board. Nothing herein contained shall be deemed to constitute a partnership between or a joint venture by Smith and the Company, Quidel or Ortho or any of their affiliates, nor shall anything herein contained be deemed to constitute the appointment of Smith as the agent of the Company, Quidel, Ortho or any of their affiliates.
8.
Severance. Pursuant to Section 4(b)(i) of the Employment Agreement, the Company acknowledges and agrees that Smith is entitled to severance payments in an amount equal to $2,500,000 (the “Severance”), which severance payments shall commence upon the Closing Date and be paid in accordance with the terms of Section 4(b)(i) of the Employment Agreement, subject to the provisions of Section 11(m) of the Employment Agreement, which are deemed incorporated herein. Notwithstanding the foregoing, Smith’s entitlement to the Severance shall be subject to Smith’s execution, within 21 days after the Closing Date, and non-revocation of the Release (as defined in the Employment Agreement).
9.
Restrictive Covenants. During the Term, Smith shall continue to be subject to the provisions of Section 5 (Competition), Section 6 (Nondisclosure of Proprietary Information) and Section 7 (Inventions) of the Employment Agreement, which are deemed incorporated herein. Section 8 (Injunctive

Relief) and Section 11(k) (Enforcement) of the Employment Agreement are also deemed incorporated herein. For purposes of this Agreement, the Restriction Period (as such term is defined in the Employment Agreement) for purposes of Section 5 of the Employment Agreement (Competition), shall end on the later of (1) the one-year anniversary of the Closing Date, and (2) the expiration of the Term. Nothing in this Agreement shall limit the duration of any non-competition covenant contained in any other agreement entered into between Smith and the Company, Ortho or any of their affiliates, including the Restricted Stock Agreement Amendment, between the Company and Smith dated the date hereof.
10.
Early Termination. This Agreement and the Term may only be terminated by the Company as a result of Smith’s death or Disability (as defined in the Employment Agreement), for Cause (as defined in the Employment Agreement) or in the event of a material breach of this Agreement by Smith, in each case, on 30 days’ advance written notice to Smith (or immediately in the case of Smith’s death), subject to (other than in the case of death or Disability) the notice and cure provisions set forth in the definition of Cause in the Employment Agreement. Smith may terminate this Agreement at any time with notice for any or no reason. In connection with an early termination pursuant to this Section 10, the Advisor Fee shall be paid through the month of termination and the Severance shall be paid in full in accordance with Section 8.
11.
Entire Agreement; Amendment. This Agreement, the relevant provisions of the Employment Agreement as and to the extent referenced herein and the agreements with Ortho governing the Equity Awards set forth the entire agreement between the parties pertaining to the subject matter hereof, whether written or oral, and fully supersede any and all understandings between the parties pertaining to the subject matter hereof. This agreement shall control over any conflicting term in any agreement governing the Equity Awards. Smith acknowledges that no representations, inducements, promises or agreements have been made, orally or otherwise, by the Company, Ortho, Quidel or any of their affiliates, or anyone acting on their behalf, that are not set forth herein. The parties agree that no amendment or modification of this Agreement shall be effective unless it is in writing signed by both parties (and approved by Quidel, to the extent required under Section 12(j)).
12.
Miscellaneous.
a.
Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail to Smith’s residence in the case of Smith or to its principal office in the case of the Company.
b.
Withholding. The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges which the Company is required to withhold, it being understood that the Company does not presently intend to withhold any amounts of tax from the Advisor Fee or any other remuneration Smith receives for services as a member of the Board.
c.
Indemnification; D&O Coverage. During the Term and with respect to Smith service as a member of the Board, the Company shall include Smith in its Directors and Officer’s liability coverage. During the Term and thereafter the Company shall further indemnify Smith with respect to the Special Advisor Services to the same extent as the Company’s executive officers under the Company’s form of officer indemnification agreement (determined as if Smith were an executive officer of the Company during the Term, and subject to the terms and conditions of such agreement) against actions, claims, demands, suits, proceedings, liabilities, expenses, including attorneys’ fees, sums of money, damages, and costs.

d.
Waiver. The waiver of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement. No waiver shall be valid unless in writing and executed by the party to be charged therewith.
e.
Severability/Modification. In the event that any clause or provision of this Agreement shall be determined to be invalid, illegal or unenforceable, such clause or provision may be severed or modified to the extent necessary, and, as severed and/or modified, this Agreement shall remain in full force and effect to the maximum extent permitted by law.
f.
Assignment. This Agreement is personal to Smith and may not be assigned by Smith. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.
g.
Arbitration. Any dispute arising out of this Agreement, including related to the Special Advisor Services, shall be resolved exclusively by final and binding arbitration before a single arbitrator, in San Diego, California pursuant to the rules of JAMS. Judgment upon any such arbitration award may be entered by any state or federal court of competent jurisdiction. In the event either party to this Agreement initiates any arbitration action or proceeding in connection with enforcement of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover its costs and attorney’s fees from the non-prevailing party.
h.
Governing law and Jurisdiction. This Agreement shall be interpreted, construed, and enforced under the internal laws of the State of California. The courts and authorities of the State of California shall have sole jurisdiction and venue for purposes of enforcing the arbitration agreement above.
i.
Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together constitute one in the same agreement.
j.
Third Party Beneficiaries. Quidel is an express third-party beneficiary of this Agreement, and prior to the Closing Date, this Agreement may not be amended or terminated without the written consent of Quidel. Except as set forth in the foregoing sentence, there are no third-party beneficiaries of this Agreement.
k.
Smith Acknowledgement. Smith acknowledges that Smith has read and understands this Agreement, has consulted with legal and tax advisors as to the effect and consequences of entering into this Agreement, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on Smith’s own judgment.

[Signature Page Follows]

IN WITNESS, WHEREOF, the parties have executed and delivered this Agreement as of the Effective Date.

CORONADO TOPCO, INC.

/s/ Joseph M. Busky

Name: Joseph M. Busky

Title: Chief Financial Officer

CHRISTOPHER SMITH

/s/ Christopher Smith